UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2016

TECHPRECISION CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51378	51-0539828
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1 Bella Drive
Westminster, MA 01473
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (978) 874-0591

Copies to:

Scott R. Jones
Pepper Hamilton LLP
3000 Two Logan Sq.
18th and Arch Streets
Philadelphia, PA 19103-2799
Phone: (215) 981-4000
Fax: (215) 981-4750

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Commerce Bank & Trust Company Loan Facility

On December 21, 2016 (the "Closing Date"), TechPrecision Corporation (the "Company"), through its wholly owned subsidiary Ranor, Inc. ("Ranor"), closed a Loan Agreement (the "Commerce Loan Agreement") with Commerce Bank & Trust Company ("Commerce").  Pursuant to the Commerce Loan Agreement, on the Closing Date, Commerce made a term loan to Ranor in the amount of $2,850,000 (the "Term Loan") and made available to Ranor a revolving line of credit in the amount of $1,000,000 (the "Revolver Loan," and together with  the Term Loan, collectively, the "Commerce Loans").  The Commerce Loans are secured by a first lien on all personal and real property of Ranor.  Payments on the Term Loan will be made in 60 monthly installments of $19,260.46 each, inclusive of interest at a fixed rate of 5.21% per annum.  The first monthly installment payment on the Term Loan will be due on January 20, 2017.  A prepayment penalty will apply during the loan term but will not apply if a prepayment is made from either casualty loss insurance proceeds or a condemnation award applicable to any collateral or if a full prepayment is made during the 45-day period immediately preceding the maturity date.  Advances under the Revolver Loan will be subject to a borrowing base equal to the lesser of (A) $1,000,000 and (B) the sum of (i) 80% of eligible accounts receivable, and (ii) the lesser of (a) 25% of eligible raw material inventory and (b) $250,000.  Advances made under the Revolver Loan bear interest at a variable rate equal to the one-month LIBOR plus 275 basis points.  Interest-only payments on advances made under the Revolver Loan will be payable monthly in arrears.  The first monthly payment on the Revolver Loan will be due and payable on January 20, 2017.  The Revolver Loan will mature on December 21, 2018.  Ranor's obligations under the Commerce Loan Agreement are guaranteed by the Company.

The Commerce Loan Agreement contains a covenant whereby the Company is required to maintain a debt service coverage ratio ("DSCR") of at least 1.2 to 1.0 during the term of the Commerce Loans.  The DSCR will be measured at the end of each fiscal quarter of the Company.  Pursuant to the Commerce Loan Agreement, Ranor covenants (a) to cause its balance sheet leverage to be less than or equal to 3.50 to 1.00 for the fiscal year ending March 31, 2017, less than or equal to 3.00 to 1.00 for the fiscal year ending March 31, 2018, and less than or equal to 2.50 to 1.00 for the fiscal year ending March 31, 2019 and each fiscal year end thereafter, and (b) that its annual capital expenditures shall not exceed $1,000,000 for the fiscal year ending March 31, 2017, $2,500,000 for the fiscal year ending March 31, 2018, $2,500,000 for the fiscal year ended March 31, 2019, and $1,500,000 for the fiscal year ending March 31, 2020 and each fiscal year end thereafter.  Compliance with the foregoing covenants will be tested annually commencing March 31, 2017.  The Commerce Loan Agreement contains an additional covenant whereby Ranor is required to maintain a loan to value ratio of not greater than 0.75 to 1.00, to be measured by appraisal not more frequently than one time during each 365-day period.

The Commerce Loans may be accelerated upon the occurrence of an "Event of Default" (as defined in the Commerce Loan Agreement).  Events of Default include (i) the failure to pay any monthly installment payment before the tenth day following the due date of such payment; (ii) the failure of Ranor or the Company to observe, perform or pay any obligations under the Commerce Loan Agreement or any other obligation to Commerce; (iii) the failure of Ranor or the Company to pay any indebtedness in excess of $100,000 (other than the Commerce Loans) when due; (iv) any representation or warranty of Ranor or the Company in the Commerce Loan Agreement and related documents (the "Loan Documents") being proven to have been incorrect, in any material respect, when made; (v) the failure of Ranor to discharge any attachment, levy or distraint on its property; (vi) any default by Ranor or the Company under any of the collateral security documents executed in connection with the Commerce Loan Agreement past any applicable grace period; (vii) the failure of Ranor or the Company to file or pay taxes when due, unless such taxes are being contested in a manner permitted under the Loan Documents; (viii) a change in ownership or control of Ranor or change in management of Ranor where either the chief executive officer or chief financial officer as of the Closing Date is replaced without Commerce's prior consent; (ix) Ranor or the Company ceasing to do business as a going concern, making an assignment for the benefit of creditors, or commencing a bankruptcy or other similar insolvency proceeding; and (x) the entry of a judgment against Ranor or the Company in excess of $150,000.  Some of the Events of Default are subject to certain cure periods.

In connection with the Commerce Loan Agreement, $2,394,875 of the proceeds from Term Loan were disbursed to Revere High Yield Fund, LP ("Revere") as payment in full of Ranor's indebtedness owed to Revere pursuant that certain Term Loan and Security Agreement, dated as of December 22, 2014, by and between Ranor and Revere, as amended (the "TLSA").  Ranor retained $426,466.55 of the proceeds from the Term Loan for general corporate purposes.  The balance of the proceeds from the Term Loan were used to pay loan-related expenses.

The description of the Commerce Loan Agreement is qualified in its entirety by reference to the full text of the Commerce Loan Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Amendment of People's Capital and Leasing Corp. Equipment Loan Facility

On December 21, 2016, the Company and Ranor closed on an Amendment to the Master Loan and Security Agreement No. 4180 dated March 31, 2016 (the "Amendment") with People's Capital and Leasing Corp ("People's").   The Amendment, dated as of December 20, 2016, amends that certain Master Loan and Security Agreement No. 4180, as supplemented by Schedule No. 001, as amended, each dated as of March 31, 2016, and as further supplemented by Schedule No. 002, dated as of September 6, 2016 (collectively, the "MLSA"), by and between Ranor and People's.  The Amendment amends the definition of "Permitted Liens" under the MLSA to include the liens held by Commerce pursuant to the terms of the Commerce Loan Agreement and to delete the reference to the liens held by Revere.

The description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

As a result of the payment in full of Ranor's indebtedness owed to Revere pursuant to the TLSA, the following agreements were terminated: (i) the TLSA; (ii) the Guaranty Agreement, dated December 22, 2014, by and between the Company and Revere; (iii) the Amended and Restated Term Note in the original principal amount of $1,500,000 in the name of Revere, dated January 22, 2016; and (iv) the Amended and Restated Term Note in the original principal amount of $750,000 in the name of Revere, dated January 22, 2016.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information presented above in Item 1.01 under the heading "Commerce Bank & Trust Company Loan Facility" is hereby incorporated by reference into this Item 2.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 27, 2016, in recognition of his performance for the Company and to increase the alignment of his interests with those of the Company's stockholders, the Company granted to Alexander Shen, the Company's Chief Executive Officer, a non-qualified stock option to purchase 1,000,000 shares of the Company's common stock at an exercise price of $0.50, the closing price of the Company's common stock on the date of the grant.  The grant was made under the TechPrecision Corporation 2016 Equity Incentive Plan and a Non-Qualified Stock Option Award Agreement, dated December 27, 2016, from the Company to Mr. Shen (the "Award Agreement").

 The description of the Award Agreement is qualified in its entirety by reference to the full text of the Award Agreement, a copy of which is attached hereto as Exhibit 10.3 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	10.1	Loan Agreement, dated December 20, 2016, by and between Ranor, Inc. and Commerce Bank & Trust Company.

	10.2	Amendment, dated December 20, 2016, to Master Loan and Security Agreement No. 4180, dated as of March 31, 2016, by and between People's Capital and Leasing Corp. and Ranor, Inc.

	10.3	Non-Qualified Stock Option Award Agreement, dated as of December 27, 2016, from TechPrecision Corporation to Alexander Shen.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2016	By:	/s/ Thomas Sammons
	Name:	Thomas Sammons
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Loan Agreement, dated December 20, 2016, by and between Ranor, Inc. and Commerce Bank & Trust Company.

10.2	Amendment, dated December 20, 2016, to Master Loan and Security Agreement No. 4180, dated as of March 31, 2016, by and between People's Capital and Leasing Corp. and Ranor, Inc.

10.3	Non-Qualified Stock Option Award Agreement, dated as of December 27, 2016, from TechPrecision Corporation to Alexander Shen.